GOODWIN PROCTER              Goodwin Procter LLP            T: 617.570.1000
                             Counsellors at Law             F: 617.523.1231
                             Exchange Place                 goodwinprocter.com
                             Boston, MA 02109


June 21, 2001



USAA Tax Exempt Fund, Inc.
USAA Building
9800 Fredericksburg Road
San Antonio, Texas 78288-0227


Ladies and Gentlemen:

We hereby consent to the reference in Post-Effective Amendment No. 30 (the "Amendment") to the Registration Statement (No. 2-75093) on Form N-1A of USAA Tax Exempt Fund, Inc. (the "Registrant"), a Maryland corporation, to our opinion with respect to the legality of the shares of the Registrant representing interests in the Long-Term Fund, Intermediate-Term Fund, Short-Term Fund, Tax Exempt Money Market Fund, California Bond Fund, California Money Market Fund, New York Bond Fund, New York Money Market Fund, Virginia Bond Fund and Virginia Money Market Fund series of the Registrant, which opinion was filed with Post-Effective Amendment No. 27 to the Registration Statement.

We also hereby consent to the reference to this firm in the statements of additional information under the heading "General Information--Counsel" which form a part of the Amendment and to the filing of this consent as an exhibit to the Amendment.

Very truly yours,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP